Focus Funds Series Inc

 CHARTER

         This AGREEMENT AND  DECLARATION OF FOCUS FUNDS SERIES is made on June 2, 2015 by Rajendra Prasad (together with all other persons from time to time duly elected,

qualified and serving as Directors in accordance  with the  provisions of Article II hereof, the "Directors");

         NOW,  THEREFORE,  the  Directors  declare  that all money  and  property contributed  to the Focus Funds Series  shall be held and  managed in Focus Funds Series  pursuant to this

Agreement and Declaration of Focus Funds Series.

                                    ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.        Name. The name of the Series created by this Agreement and Declaration of Series is “Focus Funds Series."

         Section 2.        Definitions. Unless otherwise provided or required by the context:

(a) "Administrator"  means the party, other than the Focus Funds Series, to  the contract described in Article III, Section 3 hereof.

(b)  "By-laws"  means the By-laws of the Focus Funds Series  adopted by the

         Directors,  as amended from time to time,  which  By-laws are  expressly herein incorporated by reference as part of the "governing  instrument"  within the meaning of the Nevada Act.

                  (c) "Class" means the class of Shares of a Series  established   pursuant to Article V.

                  (d)   "Commission,"   "Interested   Person"   and   "Principal Underwriter" have the meanings provided in the 1940 Act. Except as such  term may be otherwise  defined by the Directors in conjunction  with the establishment of any Series of Shares,  the term "vote of a majority of  the  Shares  outstanding  and  entitled  to vote"  shall  have the same  meaning  as is  assigned  to  the  term  "vote  of a  majority  of  the outstanding voting securities" in the 1940 Act.

                  (e) "Covered  Person" means a person so defined in Article IV,

Section 2.

                  (f) "Custodian"  means any Person other than the Focus Funds Series who has custody of any Focus Funds Series  Property as required by Section 17(f) of the 1940

         Act,  but does  not  include  a  system  for the  central  handling  of  securities described in said Section 17(f).

                  (g) "Declaration" shall mean this Agreement and Declaration of Focus Funds Series,  as amended or  restated  from time to time.  Reference  in this  Declaration  of  Focus Funds

Series  to  "Declaration,"   "hereof,"   "herein,"  and  "hereunder"  shall be deemed to refer to this  Declaration  rather than  exclusively to the article or section in which such words appear.

                  (h)  "Nevada  Act"  means Nevada Code  entitled  "Treatment  of  Nevada  Business Focus Funds Series, Inc" as amended from time to time.

                  (i)  "Distributor"  means the party,  other than the Focus Funds Series, to the contract described in Article III, Section 1 hereof.

                  (j) "His" shall  include the feminine  and neuter,  as well as  the masculine, genders.

                  (k)  "Investment  Adviser"  means the  party,  other  than the  Focus Funds Series, to the contract described in Article III, Section 2 hereof.

                  (l) "Net Asset Value" means the net asset value of each Series of the Focus Funds Series, determined as provided in Article VI, Section 3.

                  (m)  "Person"  means and includes  individuals,  corporations, partnerships,  Focus Funds Series, associations,  joint ventures, estates and other entities,  and  governments  and agencies and  political  subdivisions, thereof, whether domestic or foreign.

                 (n) "Series" means a series of Shares established  pursuant to Article V.

                  (o)  "Shareholder" means a record owner of Outstanding Shares;

                  (p) "Shares" means the equal proportionate transferable units of interest into which the beneficial  interest of each Fund or Class is divided from time to time  (including  whole Shares and fractions of         Shares).  "Outstanding  Shares"  means Shares shown in the books of the Focus Funds Series or its transfer  agent as then issued and  outstanding,  but does not include Shares which have been repurchased or redeemed by the Focus Funds Series and which are held in the treasury of the Focus Funds Series.

                  (q) " Transfer Agent" means any Person other than the Focus Funds Series  who maintains  the  Shareholder  records of the Focus Funds Series,  such as the list of Shareholders,  the number of Shares  credited to each account,  and the like.

                  (r) "Focus Funds Series" means Focus Funds Series Inc established hereby, and reference to the Focus Funds Series,  when applicable to one or more Series,  refers to that Series.

                  (s)   " Directors"   means  the  person  who  has  signed   this Declaration  of  Focus Funds Series,  so long as he  shall  continue  in  office  in accordance  with the terms  hereof,  and all other persons who may from time to time be duly  qualified  and serving as Directors in  accordance with  Article  II,  in  all  cases  in  their  capacities  as  Directors hereunder.

                  (t)  "Focus Funds Series  Property"  means  any and all  property,  real or personal, tangible or intangible,  which is owned or held by or for the Focus Funds Series or any  Series  or the  Directors  on  behalf  of the Focus Funds Series or any Series.

                  (u) The "1940 Act" means the Investment  Company Act of 1940, as amended from time to time.

ARTICLE II

THE DIRECTORS

         Section 1.  Management  of the Focus Funds Series.  The  business and affairs of the

Focus Funds Series shall be managed by or under the direction of the Directors, and they shall have all powers  necessary or desirable  to carry out that  responsibility.  The Directors may execute all  instruments and take all action they deem necessary or desirable to promote the interests of the Focus Funds Series. Any  determination  made by the Directors  in good  faith as to what is in the  interests  of the Focus Funds Series  shall be conclusive.  In construing the provisions of this  Declaration,  the presumption shall be in favor of a grant of power to the Directors.

         Section  2.  Powers.  The  Directors  in  all  instances  shall  act  as principals,  free of the control of the  Shareholders.  The Directors  shall have full  power and  authority  to take or  refrain  from  taking  any action and to execute any  contracts  and  instruments  that they may  consider  necessary  or desirable in the  management of the Focus Funds Series.  The Directors shall not in any way be bound or  limited  by current  or future  laws or  customs  applicable  to Focus Funds Series investments,  but shall have full power and  authority  to make any  investments which they, in their sole discretion,  deem proper to accomplish the purposes of the Focus Funds Series. The Directors may exercise all of their powers without recourse to any court or other authority.  Subject to any applicable limitation herein or in the By-laws  or  resolutions  of the  Focus Funds Series,  the  Directors  shall  have  power  and authority, without limitation:

(a)

To operate as and carry on the  business of an  investment company,  and exercise all the powers  necessary and appropriate to the conduct of such operations.

                  (b) To invest in, hold for  investment,  or reinvest in, cash; securities,   including  common,   preferred  and  preference   stocks;  warrants;    subscription   rights;    profit-sharing    interests   or        participations  and all  other  contracts  for or  evidence  of  equity interests; bonds, debentures, bills, time notes and all other evidences  of indebtedness;  negotiable or non-negotiable instruments;  government securities,  including  securities of any state,  municipality or other          political    subdivision    thereof,    or    any    governmental    or quasi-governmental   agency  or   instrumentality;   and  money  market         instruments  including  bank  certificates  of deposit,  finance paper, commercial  paper,  bankers'  acceptances  and all kinds of  repurchase agreements, of any corporation,  company, Focus Funds Series,  association,  firm or other business  organization however  established,  and of any country,         state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; or any other security, property or instrument in which the Focus Funds Series or any of its Series shall be authorized to invest.

                  (c) To acquire (by purchase,  subscription  or otherwise),  tohold,  to trade in and deal in, to  acquire  any  rights or  options topurchase  or sell,  to sell or  otherwise  dispose  of,  to lend and to pledge  any such  securities,  to  enter  into  repurchase  agreements, reverse repurchase  agreements,  firm commitment agreements and forward foreign currency  exchange  contracts,  to purchase and sell options on securities,  securities  indices,  currency and other financial assets,

         futures  contracts and options on futures contracts of all descriptions and to engage in all types of hedging and risk-management transactions.

                  (d) To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the

         Focus Funds Series  Property,  including the right to vote thereon and otherwise act with  respect  thereto  and  to  do  all  acts  for  the  preservation,

         protection, improvement and enhancement in value of all such securities and repurchase agreements.

                  (e) To acquire (by purchase,  lease or otherwise) and to hold,

         use,  maintain,  develop  and  dispose  of (by sale or  otherwise)  any property, real or personal, including cash or foreign currency, and any interest therein.

                  (f) To borrow money or other property in the name of the Focus Funds Series exclusively  for Focus Funds Series purposes and in this  connection  issue notes or other  evidence of  indebtedness;  to secure  borrowings by mortgaging,

         pledging or otherwise subjecting as security the Focus Funds Series Property; and to endorse,  guarantee,  or undertake the performance of any obligation or engagement of any other Person and to lend Focus Funds Series Property.

                  (g) To aid by further  investment  any  corporation,  company,

         Focus Funds Series,  association  or firm, any obligation of or interest in which is included in the Focus Funds Series  Property or in the affairs of which the Directors have any  direct  or  indirect  interest;  to do all  acts  and  things designed  to  protect,  preserve,  improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all

         of  the  contracts,   stocks,   bonds,  notes,   debentures  and  other

         obligations of any such  corporation,  company,  Focus Funds Series,  association or firm.

                  (h) To adopt By-laws not  inconsistent  with this  Declaration providing for the conduct of the business of the Focus Funds Series and to amend and  repeal  them  to  the  extent  such  right  is  not   reserved  to  the Shareholders.

                  (i)  To  elect  and  remove  such  officers  and  appoint  and terminate such agents as they deem appropriate.

                  (j) To employ as custodian of any assets of the Focus Funds Series, subject to any provisions  herein or in the By-laws,  one or more banks,  Focus Funds Series companies  or  companies  that are  members  of a  national  securities exchange,  or other  entities  permitted by the  Commission to serve as such.

                  (k) To retain  one or more  transfer  agents  and  shareholder servicing agents, or both.

                  (l) To provide for the distribution of Shares either through a

         Principal  Underwriter  as provided  herein or by the Focus Funds Series itself,  or both, or pursuant to a distribution plan of any kind.

                  (m) To set record  dates in the manner  provided for herein or in the By-laws.

                  (n) To delegate such  authority as they consider  desirable to any  officers  of the Focus Funds Series and to any agent,  independent  contractor,

         manager, investment adviser, custodian or underwriter.

                  (o) To hold any  security or other  property (i) in a form not indicating any Focus Funds Series,  whether in bearer,  book entry,  unregistered or other  negotiable  form, or (ii) either in the Focus Funds Series's or Directors' own name or in the name of a custodian or a nominee or nominees, subject to safeguards  according  to the  usual  practice  of  business  Focus Funds Series or investment companies.

                  (p) To establish  separate and distinct Series with separately defined  investment  objectives  and policies  and distinct  investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes,  all in accordance with the provisions of Article V.

                  (q) To the  full  extent  permitted  by the

         Nevada Act, to allocate assets, liabilities and expenses of the Focus Funds Series to a  particular  Series and  assets,  liabilities  and  expenses  to a particular  Class or to apportion the same between or among two or more

         Funds or Classes,  provided that any liabilities or expenses  incurred by a  particular  Fund or Class  shall be  payable  solely out of the assets  belonging to that Fund or Class as provided for in Article V,

         Section 4.

                  (r)  To  consent  to  or  participate  in  any  plan  for  the reorganization,  consolidation  or merger of any corporation or concern whose  securities  are held by the Focus Funds Series;  to consent to any  contract,

         lease,  mortgage,  purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Focus Funds Series.

                  (s) To compromise,  arbitrate,  or otherwise  adjust claims in favor of or against the Focus Funds Series or any matter in  controversy  including,

         but not limited to, claims for taxes.

                  (t) To make distributions of income, capital gains, returns of capital (if any) and redemption  proceeds to Shareholders in the manner hereinafter provided for.

                  (u) To  establish  committees  for such  purposes,  with  such membership, and with such responsibilities as the Directors may consider proper,  including  a  committee  consisting  of fewer  than all of the

         Directors  then in office,  which may act for and bind the  Directors and the Focus Funds Series with  respect  to the  institution,  prosecution,  dismissal,

         settlement,  review  or  investigation  of any  legal  action,  suit or proceeding, pending or threatened.

                  (v)  To  issue,  sell,  repurchase,  redeem,  cancel,  retire,

         acquire,  hold,  resell,  reissue,  dispose  of and  otherwise  deal in

         Shares; to establish terms and conditions regarding the issuance, sale,

         repurchase, redemption, cancellation, retirement, acquisition, holding,

         resale,  reissuance,  disposition of or dealing in Shares; and, subject to  Articles  V and VI,  to apply to any such  repurchase,  redemption,

         retirement, cancellation or acquisition of Shares any funds or property of the Focus Funds Series or of the  particular  Series with  respect to which such Shares are issued.

                  (w) To invest  part or all of the Focus Funds Series  Property  (or part or all of the assets of any  Series),  or to dispose of part or all of the

Focus Funds Series  Property (or part or all of the assets of any Series) and invest the            proceeds of such  disposition,  in securities issued by one or more other  investment  companies  registered under the 1940 Act all without any requirement of approval by Shareholders.  Any such other investment company  may (but  need not) be a Focus Funds Series  (formed  under the laws of the

         State of  Nevada  or of any other  state)  which is  classified  as a partnership for federal income tax purposes.

                  (x) To carry  on any  other  business  in  connection  with or incidental to any of the foregoing powers,  to do everything  necessary or  desirable  to  accomplish  any  purpose  or to  further  any of the foregoing  powers,  and to take every other  action  incidental  to the foregoing business or purposes, objects or powers.

                  (y) To sell or exchange any or all of the assets of the Focus Funds Series,

         subject to Article IX, Section 4.

                  (z) To enter  into  joint  ventures,  partnerships  and  other combinations and associations.

                  (aa) To join with other  security  holders in acting through a committee,  depositary,  voting  director  or  otherwise,  and  in  that connection  to deposit any security  with, or transfer any security to,

         any such committee, depositary or director, and to delegate to them such power and authority  with  relation to any security  (whether or not so deposited or  transferred)  as the Directors  shall deem proper,  and to agree to pay, and to pay, such portion of the expenses and compensation of such  Committee,  depositary  or director as the Directors  shall deem proper;

                  (bb) To purchase and pay for  entirely  out of Focus Funds Series  Property such insurance as the Directors may deem  necessary or  appropriate  for the conduct of the business,  including, without limitation,  insurance policies  insuring the assets of the Focus Funds Series or payment of  distributions and principal on its portfolio investments,  and, subject to applicable law and any restrictions set forth in the By-laws,  insurance  policies insuring  the  Shareholders,  Directors,  officers,  employees,  agents,

         investment advisers, Principal Underwriters, or independent contractors of the Focus Funds Series, individually, against all claims and liabilities of every nature arising by reason of holding  Shares,  holding,  being or having held any such office or position, or by reason of any action alleged to have been  taken or  omitted by any such  Person as  Director,  officer,

         employee,   agent,  investment  adviser,   Principal  underwriter,   or

         independent contractor,  including any action taken or omitted that may be determined to constitute negligence,  whether or not the Focus Funds Series would have the power to indemnify such Person against liability;

                  (cc)   To   adopt,    establish   and   carry   out   pension,

         profit-sharing,  share bonus, share purchase, savings, thrift and other retirement,  incentive  and  benefit  plans  and Focus Funds Series, including  the purchasing  of life  insurance  and  annuity  contracts  as a means  of providing  such  retirement and other  benefits,  for any or all of the

         Directors, officers, employees and agents of the Focus Funds Series;

                  (dd)     To enter into contracts of any kind and description;

                  (ee)     To interpret  the  investment  policies, practices or

         limitations of any Fund or Class; and

                  (ff)     To guarantee indebtedness and contractual obligations

         of others.

         The clauses  above shall be  construed  as objects and powers,  and the enumeration of specific  powers shall not limit in any way the general powers of the  Directors.  Any action by one or more of the  Directors in their  capacity as such  hereunder  shall  be  deemed  an  action  on  behalf  of the  Focus Funds Series or the applicable Series, and not an action in an individual  capacity.  No one dealing with the Directors shall be under any  obligation to make any inquiry  concerning the authority of the Directors, or to see to the application of any payments made or property  transferred to the Directors or upon their order. In construing this

Declaration,  the  presumption  shall  be in  favor  of a grant  of power to the

Directors.

         Section 3. Certain  Transactions.  Except as  prohibited  by applicable law, the Directors may, on behalf of the Focus Funds Series,  buy any securities  from or sell any securities to, or lend any assets of the Focus Funds Series to, any Director or officer of the Focus Funds Series or any firm of which any such Director or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator,

distributor  or transfer  agent for the Focus Funds Series or with any  Interested  Person of such person. The Focus Funds Series may employ any such person or entity in which such person is an  Interested  Person,  as  broker,  legal  counsel,  registrar,  investment adviser, administrator,  distributor, transfer agent, dividend disbursing agent,

custodian or in any other capacity upon customary terms.

         Section 4.  Initial  Directors;  Election  and Number of  Directors.  The

initial  Director shall be the person  initially  signing this  Declaration.  The number of Directors (other than the initial  Director) shall be fixed from time to time by a majority of the Directors;  provided,  that there shall be at least one

(1) Director and no more than  fifteen  (15).  The  Shareholders  shall elect the

Directors (other than the initial  Director) on such dates as the Directors may fixfrom time to time.

         Section 5. Term of Office of Directors.  Each Director  shall hold office for life or until his successor is elected or the Focus Funds Series terminates;  except that

(a) any Director may resign by delivering  to the other  Directors or to any Focus Funds Series officer a written  resignation  effective  upon such  delivery  or a later  date specified  therein;  (b) any Director may be removed with or without cause at any time by a written instrument signed by at least a majority of the then Directors,

specifying  the  effective  date of removal;  (c) any Director who requests to be retired,  or who is  declared  bankrupt  or has become  physically  or  mentally incapacitated  or is  otherwise  unable to serve,  may be  retired  by a written instrument signed by a majority of the other Directors,  specifying the effective date of  retirement;  and (d) any  Director  may be removed at any meeting of the

Shareholders by a vote of at least two-thirds of the Outstanding Shares.

         Section 6. Vacancies; Appointment of Directors. Whenever a vacancy shall exist in the Board of Directors,  regardless of the reason for such vacancy,  the remaining  Directors  shall  appoint any person as they  determine  in their sole discretion to fill that vacancy,  consistent with the limitations under the 1940

Act. Such appointment shall be made by a written instrument signed by a majority of the Directors or by a resolution of the Directors, duly adopted and recorded in the records of the Focus Funds Series, specifying the effective date of the appointment.  The

Directors  may  appoint a new  Director as  provided  above in  anticipation  of a vacancy expected to occur because of the retirement, resignation or removal of a

Director,  or an increase in number of Directors,  provided that such  appointment shall become effective only at or after the expected vacancy occurs.  As soon as any such Director has accepted his appointment in writing, the Focus Funds Series estate shall vest in the new Director,  together  with the  continuing  Directors,  without any further  act or  conveyance,  and he shall be  deemed a Director  hereunder.  The

Directors'  power of  appointment  is subject  to Section  16(a) of the 1940 Act.

Whenever a vacancy in the number of Directors shall occur,  until such vacancy is filled as provided in this  Article II, the  Directors in office,  regardless  of their  number,  shall have all the  powers  granted  to the  Directors  and shall discharge  all the duties  imposed  upon the  Directors by the  Declaration.

The death, declination to serve, resignation,  retirement,  removal or incapacity of one or more Directors, or all of them, shall not operate to annul the Focus Funds Series or to revoke any existing agency created  pursuant to the terms of this Declaration of

Focus Funds Series.

         Section  7.  Temporary  Vacancy or  Absence.  Whenever a vacancy in the Board of  Directors  shall  occur,  until such  vacancy  is filled,  or while any

Director is absent from his domicile  (unless that Director has made  arrangements to be informed  about,  and to  participate  in, the affairs of the Focus Funds Series during such  absence),  or is  physically  or  mentally  incapacitated,  the  remaining

Directors  shall have all the powers  hereunder and their  certificate as to such vacancy,  absence, or incapacity shall be conclusive.  Any Director may, by power of attorney,  delegate his powers as Director for a period not  exceeding six (6) months at any one time to any other Director or Directors.

         Section 8. President.  The Directors shall appoint one of their number to be President of the Board of Directors. The President shall preside at all meetings of the Directors,  shall be responsible for the execution of policies established by the  Directors  and the  administration  of the  Focus Funds Series,  and may be the  chief executive, financial and/or accounting officer of the Focus Funds Series.

         Section 9. Action by the Directors.  The Directors  shall act by majority vote at a meeting duly called at which a quorum is present,  including a meeting held by  conference  telephone,  teleconference  or  other  electronic  media or communication  equipment  by means of which  all  persons  participating  in the meeting can communicate  with each other; or by written consent of a majority of

Directors (or such greater number as may be required by applicable law) without a meeting.  A majority of the Directors  shall  constitute a quorum at any meeting.

Meetings of the Directors may be called  orally or in writing by the President or by any one of the Directors.  Notice of the time, date and place of all Directors'

meetings  shall be given to each Director as set forth in the By-laws;  provided,

however,  that no notice is  required  if the  Directors  provide  for regular or stated meetings. Notice need not be given to any Director who attends the meeting without  objecting to the lack of notice or who signs a waiver of notice  either before or after the meeting.  The Directors by majority  vote may delegate to any

Director or Directors or committee authority to approve particular matters or take particular  actions on behalf of the Focus Funds Series. Any written consent or waiver may be provided and  delivered to the Focus Funds Series by  facsimile or other  similar  electronic mechanism.

         Section 10.  Ownership of Focus Funds Series  Property.  The Focus Funds Series A is  Property of the Focus Funds Series and of each Fund shall be held separate and apart from any assets now or hereafter held in any capacity  other than as Director  hereunder by the Directors or any successor Directors. Legal title in and beneficial ownership of all of the assets of the Focus Funds Series  shall at all times be  considered  as vested in the  Focus Funds

Series, except that the  Directors may cause legal title in and  beneficial  ownership of any Focus Funds Series  Property to be held by, or in the name of one or more of the Directors acting for and on behalf of the  Focus Funds Series,  or in the name of any person as nominee acting for and on behalf of the Focus Funds Series. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Focus Funds Series or of any Series or any right of partition or possession  thereof,  but each Shareholder  shall have, as provided in Article V, a  proportionate  undivided  beneficial  interest in the

Focus Funds Series A or Class thereof represented by Shares.  The Shares shall be personal property giving only the rights  specifically  set forth in this Focus Funds Series

Instrument.  The Focus Funds Series, or at the determination of the Directors one or more of the Directors or a nominee acting for and on behalf of the Focus Funds Series, shall be deemed to hold legal title and beneficial  ownership of any income earned on securities of the Focus Funds Series  issued by any business  entities  formed,  organized,  or existing under the laws of any  jurisdiction,  including the laws of any foreign country.

Upon the resignation or removal of a Director, or his otherwise ceasing to be a

Director, he shall execute and deliver such documents as the remaining Directors shall require  for the  purpose  of  conveying  to the  Focus Funds Series or the  remaining

Directors any Focus Funds Series Property  held in the  name of the  resigning  or  removed

Director.  Upon the incapacity or death of any Director, his legal representative shall execute and deliver on his behalf such documents as the remaining Directors shall require as provided in the preceding sentence.

         Section 11.  Effect of Directors Not Serving.  The death, resignation,

retirement,  removal,  incapacity  or  inability  or  refusal  to  serve  of the

Directors,  or any one of them, shall not operate to annul the Focus Funds Series or to revoke any existing agency created pursuant to the terms of this Declaration.

         Section 12. Directors, etc. as Shareholders. Subject to any restrictions in the By-laws,  any Director,  officer,  agent or independent  contractor of the

Focus Funds Series may acquire, own and dispose of Shares to the same extent as any other

Shareholder; the Directors may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is  interested,  subject only to any general limitations herein.

         Section 13. Series Directors.  In connection with the establishment of one or more Funds or Classes,  the Directors  establishing  such Fund or Class may appoint, to the extent permitted by the Nevada Act, separate Directors with respect to such Funds or Classes (the "Series Directors").  Series Directors may,

but are not  required  to, serve as Directors of the Focus Funds Series A or

Class of the Focus Funds Series.  The Series Directors  shall have,  to the  exclusion of any other Director of the Focus Funds Series, all the powers and authorities of Directors hereunder with respect to such Fund or Class,  but shall have no power or authority with respect to any other Fund or Class. Any provision of this Declaration relating to election of Directors by Shareholders only shall entitle the Shareholders of a

Fund or Class for which  Series  Directors  have been  appointed  to vote with respect to the  election of such Series  Directors  and the  Shareholders  of any other Fund or Class shall not be entitled to  participate in such vote. In the event that Series Directors are appointed, the Directors initially appointing such Series Directors shall, without the approval of any Outstanding  Shares,  amend

either the   Declaration   or  the  By-laws  to  provide  for  the   respective

responsibilities of the Directors and the Series  Directors in circumstances where an  action of the  Directors  or Series Directors  affects all Series of the Focus Funds Series or two or more Series  represented  by different Directors.

  ARTICLE III

                        CONTRACTS WITH SERVICE PROVIDERS

         Section 1. Underwriting  Contract. The Directors may in their discretion from time to time enter into an exclusive or non-exclusive distribution contract or  contracts  providing  for the sale of the Shares  whereby the  Directors  may either  agree to sell the Shares to the other  party to the  contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and  conditions,  if any, as may be  prescribed  in the By-laws,  and such further terms and conditions as the Directors may in their  discretion  determine not inconsistent with the provisions of this Article III or of the By-laws;  and such  contract may also provide for the  repurchase  of the Shares by such other party as agent of the Directors.

         Section 2. Advisory or Management  Contract.  The Directors may in their discretion  from time to time  enter  into one or more  investment  advisory  or management  contracts or, if the Directors  establish  multiple Series,  separate investment  advisory or management  contracts with respect to one or more Series whereby  the other party or parties to any such  contracts  shall  undertake  to

furnish   the   Focus Funds Series   or  such   Series   management,   investment   advisory,

administration,  accounting,  legal,  statistical  and research  facilities  and services,  promotional or marketing  activities,  and such other  facilities and services, if any, as the Directors shall from time to time consider desirable and all upon such  terms and  conditions  as the  Directors  may in their  discretion determine.  Notwithstanding any provisions of the Declaration,  the Directors may authorize  the  Investment  Advisers or persons to whom the  Investment  Adviser delegates  certain  or all of  their  duties,  or any of  them,  under  any such contracts (subject to such general or specific  instructions as the Directors may from time to time  adopt) to effect  purchases,  sales,  loans or  exchanges  of portfolio  securities  and  other  investments  of the  Focus Funds Series on  behalf  of the

Directors  or may  authorize  any  officer,  employee  or Director to effect  such purchases,  sales,  loans  or  exchanges  pursuant  to  recommendations  of such

Investment  Advisers,  or any of them  (and all  without  further  action by the

Directors).  Any such  purchases,  sales,  loans and exchanges shall be deemed to have been authorized by all of the Directors.

         Section  3.  Administration   Agreement.  The  Directors  may  in  their

discretion from time to time enter into an  administration  agreement or, if the

Directors   establish  multiple  Funds  or  Classes,   separate   administration

agreements with respect to each Fund or Class, whereby the other party to such agreement  shall  undertake to manage the business  affairs of the Focus Funds Series Equity

Cash Fund or Class  thereof  of the Focus Funds Series  and  furnish  the Focus Funds Series A or a Fund or a Class thereof with office facilities, and shall be responsible for the ordinary clerical,  bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Directors may in their discretion determine.

         Section 4. Service Agreement. The Directors may in their discretion from time to time enter into service agreements with respect to one or more Fundss or

Classes of Shares whereby the  other  parties to such  Service  Agreements  will provide administration and/or support services pursuant to administration  plans and  service  plans, and  all upon such terms and conditions as the Directors  in their discretion may determine.

         Section 5. Transfer  Agent.  The Directors may in their  discretion from time to time enter  into a transfer  agency  and  shareholder  service  contract whereby the other party to such  contract  shall  undertake to furnish  transfer agency and shareholder services to the Focus Funds Series. The contract shall have such terms

and  conditions  as  the  Directors  may  in  their   discretion   determine  not

inconsistent with the Declaration.  Such services may be provided by one or more

Persons.

         Section 6. Custodian.  The Directors may appoint or otherwise engage one or more banks or Focus Funds Series  companies,  each having aggregate  capital,  surplus and undivided  profits  (as  shown in its last  published  report)  of at least  two million dollars ($2,000,000), or any other entity satisfying the requirements of the 1940 Act, to serve as Custodian with authority as its agent,  but subject to such  restrictions,  limitations  and  other  requirements,  if  any,  as may be contained  in the By-laws of the Focus Funds Series.  The  Directors  may also  authorize  the

Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the

1940 Act, and upon such terms and  conditions  as may be agreed upon between the

Custodian and such  sub-custodian,  to hold  securities  and other assets of the

Focus Funds Series  and to  perform  the acts  and  services  of the  Custodian,  subject  to applicable provisions of law and resolutions adopted by the Directors.

         Section 7.   Affiliations of Directors or Officers, Etc.  The fact that:

                        (i) any of the Shareholders, Directors or officers of the

                  Focus Funds Series  or  any  Series  thereof  is a  shareholder,  director,

                  officer,  partner,  director,  employee,  manager,  adviser  or distributor  of or for any  partnership,  corporation,  Focus Funds Series,

                  association or other  organization  or of or for any parent or affiliate  of any  organization,  with which a contract of the character  described  in this  Article III or for  services as

                  Custodian,  Transfer Agent or disbursing  agent or for related services may have been or may  hereafter be made,  or that any

                  such organization,  or any parent or affiliate  thereof,  is a

                  Shareholder of or has an interest in the Focus Funds Series, or that

                       (ii) any partnership,  corporation, Focus Funds Series, association or other  organization  with  which a contract  of the  character described  in Sections 1, 2, 3 or 4 of this Article III or for services as Custodian,  Transfer Agent or disbursing  agent or for related  services  may have been or may  hereafter be made also  has any one or more of such  contracts  with one or more other  partnerships,  corporations,  Focus Funds Series,  associations  or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any

                  Shareholder,  Director or officer of the Focus Funds Series from voting upon

                  or   executing   the  same  or   create   any   liability   or

                  accountability to the Focus Funds Series or its Shareholders.

ARTICLE IV

COMPENSATION, LIMITATION OF

LIABILITY AND INDEMNIFICATION

         Section 1.  Compensation.  The  Directors  as such shall be  entitled to reasonable  compensation  from the  Focus Funds Series,  and they may fix the  amount of such compensation.  Nothing  herein  shall in any way prevent the  employment  of any

Director for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Focus Funds Series.

         Section 2.  Limitation of Liability.  All persons  contracting  with or having any claim against the Focus Funds Series or a particular Series shall look only to the assets of all Series or such  particular  Series for payment under such contract or claim; and neither the Directors nor, when acting in such capacity, any of the

Focus Funds Series's officers, employees or agents, whether past, present or future, shall be personally liable therefor.  Every written instrument or obligation on behalf of the Focus Funds Series or any Series shall contain a statement to the foregoing  effect,  but the absence of such  statement  shall not operate to make any Director or officer of the Focus Funds Series liable thereunder. Provided they have exercised reasonable care and have  acted  under the  reasonable  belief  that their  actions  are in the best interest  of the Focus Funds Series,  the  Directors  and  officers  of the Focus Funds Series shall not be responsible  or liable for any act or omission or for neglect or  wrongdoing  of them  or  any  officer,  agent,  employee,  investment  adviser  or  independent contractor of the Focus Funds Series,  but nothing  contained in this  Declaration  or in the Nevada Act shall protect any Director or officer of the Focus Funds Series against liability to the Focus Funds Series or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Section 3.    Indemnification.   (a)  Subject  to  the  exceptions  and

limitations contained in subsection (b) below:

                        (i) every  person  who is, or has been,  a Director or an

                  officer,  employee  or  agent  of  the  Focus Funds Series  (including  any individual  who serves at its  request as  director,  officer,

                  partner,  director or the like of another organization in which it has any interest as a  shareholder,  creditor or otherwise)

                  ("Covered  Person")  shall be  indemnified by the Focus Funds Series or the appropriate  Series to the  fullest  extent  permitted  by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim,  action,  suit or proceeding  in  which  he  becomes  involved  as  a  party  or otherwise  by virtue  of his  being or  having  been a Covered

                  Person and  against  amounts  paid or  incurred  by him in the settlement thereof; and

                       (ii) as used herein, the words "claim," "action," "suit,"

                  or "proceeding" shall apply to all claims,  actions,  suits or proceedings  (civil,  criminal or other,  including  appeals),

                  actual or threatened, and the words "liability" and "expenses"

                  shall include,  without  limitation,  attorneys' fees,  costs,

                  judgments,  amounts paid in settlement,  fines,  penalties and other liabilities.

                  (b)  No  indemnification  shall  be  provided hereunder  to  a

                  Covered Person:

                        (i) who shall have been  adjudicated  by a court or body

                  before  which the  proceeding  was brought (A) to be liable to

                  the  Focus Funds Series  or  its   Shareholders   by   reason  of   willful

                  misfeasance, bad faith, gross negligence or reckless disregard of the duties  involved in the  conduct of his office,  or (B)

                  not to have acted in good faith in the reasonable  belief that his action was in the best interest of the Focus Funds Series; or

                       (ii) in the event of a settlement,  unless there has been

                  a  determination  that such  Covered  Person did not engage in willful  misfeasance,  bad faith, gross negligence or reckless disregard of the involved in the conduct of his office: duties

                   (A) by the court or other body approving the  settlement;

                   (B)  by at least a  majority  of  those  Directors  who are  neither

                  Interested  Persons of the Focus Funds Series nor are parties to the matter based upon a review of readily  available facts (as opposed to

                  a  full  trial-type  inquiry);   (C)  by  written  opinion  of

                  independent  legal  counsel  based  upon a review  of  readily available facts (as opposed to a full  trial-type  inquiry) or

                  (D) by a vote of a majority of the Outstanding Shares entitled to vote (excluding any  Outstanding  Shares owned of record or beneficially by such individual).

                  (c) The  rights  of  indemnification  herein  provided  may be

         insured  against  by  policies   maintained  by  the  Focus Funds Series,  shall  be

         severable,  shall not be  exclusive  of or affect  any other  rights to which any Covered  Person may now or hereafter  be entitled,  and shall inure to the benefit of the heirs,  executors and  administrators  of a

         Covered Person.

                  (d)  To  the  maximum  extent  permitted  by  applicable  law,

         expenses in  connection  with the  preparation  and  presentation  of a defense to any  claim,  action,  suit or  proceeding  of the  character described in subsection (a) of this Section may be paid by the Focus Funds Series or applicable Series from time to time prior to final disposition  thereof upon receipt of an  undertaking  by or on behalf of such Covered Person that such  amount  will be paid over by him to the Focus Funds Series or  applicable

         Series  if it is  ultimately  determined  that  he is not  entitled  to indemnification under this Section; provided,  however, that either (i)

         such Covered Person shall have provided  appropriate  security for such undertaking,  (ii) the Focus Funds Series is insured  against  losses arising out of any such  advance  payments or (iii)  either a majority of the Directors who are  neither  Interested  Persons  of the Focus Funds Series nor  parties to the matter, or independent  legal counsel in a written opinion,  shall have determined,  based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such

         Covered Person will not be disqualified from indemnification under this

         Section.

                  (e) Any  repeal  or  modification  of this  Article  IV by the

         Shareholders, or adoption or modification of any other provision of the

         Declaration  or  By-laws  inconsistent  with  this  Article,  shall  be prospective  only,  to the extent  that such  repeal,  or  modification would, if applied  retrospectively,  adversely affect any limitation on the liability of any Covered Person or indemnification available to any

         Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

         Section 3.  Indemnification  of  Shareholders.  If  any  Shareholder or former Shareholder  of  any  Series  shall be  held  personally liable solely by reason of his being or having been a Shareholder  and not because of his acts or omissions or  for  some  other  reason, the  Shareholder or  former  Shareholder

(or his heirs,  executors,  administrators or other legal  representatives or in the case of any entity,  its  general  successor)  shall be entitled  out of the assets  belonging  to  the  applicable  Series  to be  held  harmless  from  and indemnified against all loss and expense arising from such liability. The Focus Funds Series,

on behalf of the  affected  Series,  shall,  upon  request by such  Shareholder,

assume the defense of any claim made  against  such  Shareholder  for any act or obligation of the Series and satisfy any judgment thereon from the assets of the

Series.

         Section 4. No Bond Required of Directors.  No Director shall be obligated to give any bond or other  security  for the  performance  of any of his  duties hereunder.

         Section 5. No Duty of Investigation;  Notice in Focus Funds Series Instruments, Etc.

No purchaser,  lender,  transfer agent or other Person dealing with the Directors or any  officer,  employee  or agent of the Focus Funds Series or a Series  thereof  shall be bound to make any inquiry concerning the validity of any transaction  purporting to be made by the  Directors or by said  officer,  employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer,  employee or agent.  Every obligation,

contract,  instrument,  certificate,  Share,  other  security  of the Focus Funds Series or a

Series thereof or undertaking,  and every other act or thing whatsoever executed in  connection  with the  Focus Funds Series  shall be  conclusively  presumed  to have  been executed or done by the  executors  thereof  only in their  capacity as Directors under this Declaration or in their capacity as officers,  employees or agents of the Focus Funds Series or a Series thereof. Every written obligation,  contract,  instrument,

certificate,  Share,  other  security  of  the  Focus Funds Series  or a  Series  thereof  or undertaking  made or issued by the Directors may recite that the same is executed or made by them not  individually,  but as Directors under the  Declaration,  and that the  obligations of the Focus Funds Series or a Series thereof under any such instrument are not binding upon any of the Directors or Shareholders individually,  but bind only the Focus Funds Series Property or the Focus Funds Series Property of the  applicable  Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Directors  individually.  The Directors shall at all times  maintain  insurance for the protection of the Focus Funds Series Property or the Focus Funds Series  Property of the applicable  Series,  its  Shareholders,  Directors,

officers,  employees  and  agents in such  amount  as the  Directors  shall  deem adequate to cover  possible  tort  liability,  and such other  insurance  as the

Directors in their sole judgment shall deem advisable.

         Section 6. Reliance on Experts, Etc. Each Director,  officer or employee of the Focus Funds Series or a Series thereof shall, in the performance of his duties, powers and discretions  hereunder be fully and completely  justified and protected with regard to any act or any failure to act  resulting  from  reliance in good faith upon the books of  account or other  records  of the Focus Funds Series or a Series  thereof,

upon an  opinion  of  counsel,  or upon  reports  made to the  Focus Funds Series or a Series thereof by any of its officers or employees or by the  Investment  Adviser,  the

Administrator,  the Distributor,  Transfer Agent, selected dealers, accountants,

appraisers or other experts or consultants  selected with reasonable care by the

Directors, officers or employees of the Focus Funds Series, regardless of whether such counsel or expert may also be a Director.

ARTICLE V

FUNDS; CLASSES; SHARES

         Section 1. Establishment of Fund or Class. The Focus Funds Series shall consist of one or more Funds.  Without limiting the authority of the Directors to establish and designate any further Funds, the Directors hereby establish two Funds which shall be designated Focus Funds Series A. Each additional

Fund shall be  established  and is effective upon the adoption of a resolution of a  majority  of the  Directors  or any  alternative  date  specified  in  such resolution.  The Directors may designate the relative  rights and  preferences of the Shares of each Series. The Directors may divide the Shares of any Fund into

Classes.  Without  limiting  the  authority  of the  Directors to  establish  and designate any further  Classes,  the Directors hereby establish a single Class of

Shares.  The Classes of Shares of the existing  Series  herein  established  and designated  and any Shares of any further  Funds and Classes that may from time to time be established  and designated by the Directors shall be established  and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined,  by the Directors;  provided,

that all Shares shall be identical  except for such variations as shall be fixed

and  determined   between  different  Funds  or  Classes  by  the  Directors  in establishing and designating such Class or Funds. In connection  therewith with respect to the existing  Classes,  the purchase price, the method of determining the net asset value, and the relative dividend rights of holders shall be as set forth in the Focus Funds Series's  Registration  Statement on Form N-1A under the  Securities

Act of 1933  and/or the 1940 Act and as in effect at the time of issuing  Shares of the existing Classes.

         All  references  to  Shares in this  Declaration  shall be deemed to be

Shares of any or all Funds or Classes as the  context  may  require.  The Focus Funds Series shall  maintain  separate  and  distinct  records  for each  Series and hold and account for the assets thereof  separately from the other assets of the Focus Funds Series A or of any  other  Fund.  A Fund may  issue  any  number of Shares or any Class thereof and need not issue  Shares.  Each Share of a Fund  shall  represent an equal  beneficial  interest  in the net assets of such  Series.  Each  holder of

Shares of a Fund or a Class  thereof shall be entitled to receive his pro rata share of all  distributions  made with  respect  to such  Fund or Class.  Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such  Series.  The Directors may adopt and change the name of any

Fund or Class.

         Section  2.  Shares.  The  beneficial  interest  in the Focus Funds Series  shall be divided into transferable  Shares of one or more separate and distinct Funds or

Classes  established  by the  Directors.  The number of Shares of each Fund and

Class is  unlimited  and each  Share  shall  have no par value per Share or such other amount as the Directors may establish. All Shares issued hereunder shall be fully paid and  nonassessable.  Shareholders  shall have no  preemptive or other right to subscribe to any additional  Shares or other  securities  issued by the

Focus Funds Series.  The  Directors  shall  have  full  power  and  authority,  in their  sole discretion  and without  obtaining  Shareholder  approval,  to issue original or additional  Shares at such times and on such terms and  conditions  as they deem appropriate;  to issue  fractional  Shares and Shares held in the  treasury;  to establish  and to change in any manner Shares of any Funds or Classes with such preferences,  terms of conversion,  voting powers,  rights and privileges as the

Directors may determine (but the Directors may not change  Outstanding Shares in a manner  materially  adverse to the  Shareholders  of such Shares);  to divide or combine the Shares of any Funds or Classes into a greater or lesser number;  to classify or reclassify any unissued Shares of any Series or  Classes into one or more  Funds or Classes of Shares;  to abolish any one or more Funds or Classes of Shares; to issue Shares to acquire other assets (including assets subject to,

and in connection  with, the assumption of liabilities)  and businesses;  and to take such other  action  with  respect to the  Shares as the  Directors  may deem desirable. Shares held in the treasury shall not confer any voting rights on the

Directors  and shall not be  entitled  to any  dividends  or other  distributions declared with respect to the Shares.

         Section  3.  Investment  in  the  Focus Funds Series.   The  Directors  shall  accept

investments  in any Fund or Class from such  persons and on such terms as they may from time to time authorize. At the Directors' discretion,  such investments,  subject to  applicable  law, may be in the form of cash or  securities  in which that Series is authorized to invest,  valued as provided in Article VI,  Section

3.  Investments in a Series shall be credited to each  Shareholder's  account in the form of full Shares at the Net Asset Value per Share next  determined  after the  investment  is received or accepted as may be  determined  by the Directors;

provided, however, that the Directors may, in their sole discretion, (a) impose a sales  charge  upon  investments  in any Fund or Class,  (b) issue  fractional

Shares,  (c)  determine  the Net Asset  Value per Share of the  initial  capital contribution  or (d)  authorize the issuance of Shares at a price other than Net

Asset  Value to the  extent  permitted  by the 1940  Act or any  rule,  order or interpretation of the Commission  thereunder.  The Directors shall have the right to refuse to accept  investments  in any Series at any time without any cause or reason therefor whatsoever.

         Section 4. Assets and Liabilities of Series. All consideration received by the Focus Funds Series for the issue or sale of Shares of a  particular  Series,  together with all assets in which such  consideration  is  invested  or  reinvested,  all income, earnings,  profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any  reinvestment  of such  proceeds in whatever  form the same may

be), shall be held and accounted for  separately  from the assets of every other

Series and are  referred to as "assets  belonging  to" that  Series.  The assets belonging to a Series shall belong only to that Series for all purposes,  and to no other  Series,  subject only to the rights of  creditors of that Series.  Any assets,  income,  earnings,  profits,  and proceeds thereof,  funds, or payments which are not readily  identifiable as belonging to any particular  Series shall be  allocated  by the  Directors  between  and  among  one or more  Series as the

Directors deem fair and equitable.  Each such allocation  shall be conclusive and binding upon the  Shareholders of all Series for all purposes,  and such assets,

earnings,  income,  profits or funds, or payments and proceeds  thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so  recorded  upon the  books of the  Focus Funds Series,  and  shall be held by the

Directors in Focus Funds Series for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the  liabilities  of that Series and all expenses,  costs, charges and reserves  attributable to that Series,  except that  liabilities and expenses  allocated  solely to a particular Class shall be borne by that  Class.  Any  general  liabilities,  expenses,  costs,  charges or reserves of the Focus Funds Series which are not readily  identifiable  as  belonging  to any particular  Fund or Class  shall be  allocated  and  charged  by the  Directors between or among any one or more of the Funds or Classes in such  manner as the

Directors deem fair and equitable.  Each such allocation  shall be conclusive and binding upon the Shareholders of all Funds or Classes for all purposes.

Without  limiting  the  foregoing,  but  subject  to the  right  of the

Directors to allocate general liabilities,  expenses,  costs, charges or reserves as herein provided, the debts, liabilities, obligations and  expenses  incurred,

contracted for or otherwise  existing with respect to a particular  Series shall be  enforceable  against  the assets of such  Series  only,  and not against the assets of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Directors'  discretion,  be set forth in the certificate of Focus Funds Series of the Focus Funds Series  (whether  originally  or by  amendment) as filed or to be filed in the Office of the Secretary of State of the State of Nevada  pursuant to the Nevada  Act, and upon the giving of such notice in the  certificate  of Focus Funds Series, the statutory  provisions of Section 3804 of the Nevada Act relating to limitations on liabilities  among Series (and the statutory effect under Section

3804 of setting  forth such notice in the  certificate  of Focus Funds Series)  shall  become applicable  to the  Focus Funds Series and each  Series.  Any  person  extending  credit  to,

contracting  with or having  any claim  against  any Series may look only to the assets of that  Series to  satisfy  or enforce  any debt,  with  respect to that

Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

         Section 5. Ownership and Transfer of Shares. The Focus Funds Series or a transfer or similar agent for the Focus Funds Series shall  maintain a register  containing the names and addresses of the  Shareholders  of each Fund and Class thereof,  the number of

Shares of each Fund and Class held by such  Shareholders,  and a record of all

Share  transfers.  The  register  shall  be  conclusive  as to the  identity  of

Shareholders  of record and the number of Shares held by them from time to time.

The Directors may authorize the issuance of certificates  representing Shares and adopt rules  governing  their use.  The Directors  may make rules  governing  the transfer  of  Shares,  whether or not  represented  by  certificates.  Except as otherwise provided by the Directors, Shares shall be transferable on the books of the Focus Funds Series only by the record holder thereof or by his duly authorized agent upon delivery  to the  Directors  or the  Focus Funds Series's  transfer  agent of a duly  executed instrument of transfer, together with a Share certificate if one is outstanding,

and such evidence or the  genuineness of each such  execution and  authorization and of  such  other  matters  as may be  required  by the  Directors.  Upon  such delivery,  and subject to any further requirements  specified by the Directors or contained  in the By-laws,  the  transfer  shall be recorded on the books of the

Focus Funds Series.  Until a transfer is so  recorded,  the  Shareholder  of record of Shares shall be deemed to be the holder of such Shares for all purposes  hereunder  and neither the Directors nor the Focus Funds Series,  nor any transfer  agent or registrar or any officer,  employee  or agent of the Focus Funds Series,  shall be affected by any notice of a proposed transfer.

Section  6.  Status of Shares;  Limitation  of  Shareholder  Liability.

Shares  shall be deemed to be personal  property  giving  Shareholders  only the rights  provided in this  Declaration.  Every  Shareholder,  by virtue of having acquired a Share,  shall be held  expressly to have assented to and agreed to be bound by the terms of this  Declaration  and to have become a party  hereto.  No

Shareholder shall be personally liable for the debts,  liabilities,  obligations and expenses incurred by, contracted for, or otherwise existing with respect to,

the Focus Funds Series or any Series.  The death,  incapacity,  dissolution,  termination  or bankruptcy of a Shareholder  during the existence of the Focus Funds Series shall not operate to terminate the Focus Funds Series, nor entitle the  representative  of any such Shareholder to an accounting  or to take any action in court or elsewhere  against the Focus Funds Series or the  Directors,  but entitles such  representative  only to the rights of such

Shareholder  under  this  Focus Funds Series.  Ownership  of  Shares  shall not  entitle  the

Shareholder to any title in or to the whole or any part of the Focus Funds Series Property or right to call for a partition or division of the same or for an accounting,  nor shall the ownership of Shares  constitute the Shareholders as partners.  Neither the  Focus Funds Series  nor the  Directors  shall  have any  power  to bind  any  Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed  by the  Shareholder.  Shareholders  shall  have the same  limitation  of personal liability as is extended to shareholders of a private  corporation  for profit  incorporated in the State of Nevada.  Every written  obligation of the

Focus Funds Series or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series;

however,  the  omission  of such  statement  shall not operate to bind or create personal liability for any Shareholder or Director.

                                   ARTICLE VI

                          DISTRIBUTIONS AND REDEMPTIONS

         Section 1.  Distributions.  The  Directors or a committee of one or more

Directors  and one or more  officers  may  declare  and pay  dividends  and other distributions,  including  dividends on Shares of a particular  Series and other distributions  from  the  assets  belonging  to  that  Series.  No  dividend  or

distribution,   including,   without  limitation,  any  distribution  paid  upon

termination  of the Focus Funds Series A or of any Fund (or Class)  with  respect to, nor any redemption  or  repurchase  of, the  Shares of any  Fund  (or Class)  shall be effected  by the Focus Funds Series A other  than from the  assets  held with  respect to such Fund,  nor shall any Shareholder of any particular Fund  otherwise have any right or claim  against the assets held with respect to any other Fund  except to the extent that such  Shareholder  has such a right or claim  hereunder  as a

Shareholder  of such other Funds.  The Directors  shall have full  discretion to determine which items shall be treated as income and which items as capital; and

each such  determination and allocation shall be conclusive and binding upon the

Shareholders.  The amount and payment of  dividends or  distributions  and their form,  whether  they  are in cash,  Shares  or other  Focus Funds Series  Property,  shall be determined  by the  Directors.  Dividends  and  other  distributions  may be paid pursuant to a standing  resolution  adopted  once or more often as the  Directors determine.  All  dividends  and other  distributions  on Shares of a  particular

Fund shall be  distributed  pro rata to the  Shareholders  of that  Fund in proportion  to the number of Shares of that  Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately  reflect expenses  allocated to a particular Class of such Fund.

The  Directors may adopt and offer to  Shareholders  such  dividend  reinvestment plans,  cash  dividend  payout  plans  or  similar  plans as the  Directors  deem appropriate.

         Section 2.  Redemptions.  Each  Shareholder  of a Series shall have the right at such times as may be permitted by the Directors to require the Series to redeem all or any part of his Shares at a  redemption  price per Share  equal to the Net Asset Value per Share at such time as the Directors shall have prescribed by  resolution,  or, to the  extent  permitted  by the 1940 Act,  at such  other redemption  price  and  at  such  times  as  the  Directors  shall  prescribe  by resolution.  In the absence of such  resolution,  the redemption price per Share shall be the Net Asset Value next  determined  after  receipt by the Series of a request for redemption in proper form less such charges as are determined by the

Directors and  described in the Focus Funds Series's  Registration  Statement  for that Series under the Securities Act of 1933. The Directors may specify  conditions,  prices,

and places of redemption,  may specify binding  requirements for the proper form or forms of requests for  redemption  and may specify the amount of any deferred sales charge to be withheld from redemption proceeds.  Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash.  Upon  redemption,  Shares may be reissued from time to time. The Directors may require Shareholders to redeem Shares for any reason under terms set by  the

Directors,  including, but not limited to, the failure of a Shareholder to supply a taxpayer  identification  number if  required to do so, or to have the minimum investment  required,  or to pay when due for the  purchase of Shares  issued to him. To the extent permitted by law, the Directors may retain the proceeds of any redemption of Shares  required by them for payment of amounts due and owing by a

Shareholder to the Focus Funds Series or any Series or Class or any  governmental  authority.

Notwithstanding  the  foregoing,  the  Directors  may  postpone  payment  of  the redemption  price and may suspend the right of the  Shareholders  to require any

Fund  or Class to  redeem  Shares  during  any  period of time when and to the extent permissible under the 1940 Act.

         Section 3.  Determination  of Net Asset Value. The Directors shall cause the Net Asset Value of Shares of each Fund or Class to be determined from time to time in a  manner  consistent  with  applicable  laws  and  regulations.  The

Directors may delegate the power and duty to determine  Net Asset Value per Share to one or more  Directors or officers of the Focus Funds Series or to a custodian,  depository or other agent  appointed for such purpose.  The Net Asset Value of Shares shall be  determined  separately  for each  Fund or  Class at such  times as may be prescribed by the Directors or, in the absence of action by the  Directors,  as of the close of regular  trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

         Section 4.  Suspension  of Right of  Redemption.  If, as referred to in

Section 2 of this Article, the Directors postpone payment of the redemption price and suspend the right of  Shareholders  to redeem their Shares,  such suspension shall take effect at the time the Directors shall specify, but not later than the close  of  business  on the  business  day next  following  the  declaration  of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Directors declare the end of the suspension. If the right of redemption is suspended,  a Shareholder  may either  withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

         Section 5.  Repurchase by Agreement.  The Focus Funds Series may  repurchase  Shares directly,  or through  the  Distributor  or  another  agent  designated  for the purpose,  by agreement  with the owner  thereof at a price not exceeding the Net

Asset Value per Share determined as of the time when the purchase or contract of purchase  is made or the Net  Asset  Value  as of any  time  which  may be later determined,  provided payment is not made for the Shares prior to the time as of which such Net Asset Value is determined.

                                   ARTICLE VII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         Section 1. Voting  Powers.  The  Shareholders  shall have power to vote only with  respect to (a) the  election  of Directors as provided in Section 2 of this  Article;  (b) the removal of  Directors as provided in Article II,  Section

3(d); (c) any investment  advisory or management contract as provided in Article

VIII,  Section 1; (d) any  termination  of the Focus Funds Series as  provided in Article IX,

Section 4; (e) the amendment of this  Declaration  to the extent and as provided in Article X, Section 8; and (f) such additional  matters  relating to the Focus Funds Series as may be required or authorized by law, this Declaration, or the By-laws or any registration  of the Focus Funds Series with the Commission or any State,  or as the Directors may consider desirable.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted by  individual  Fund or Class,  except (a) when  required by the 1940

Act,  Shares shall be voted in the  aggregate  and not by  individual  Fund or

Class,  and (b) when the Directors have  determined  that the matter  affects the interests of more than one Fund or Class,  then the  Shareholders  of all such

Funds or Classes  shall be  entitled  to vote  thereon.  As  determined  by the

Directors without the vote or consent of shareholders, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate  fractional vote or (ii) each dollar of net asset value  (number of Shares owned times net asset value per share of such Fund or Class, as applicable)  shall be entitled to one vote on any matter on which such

Shares are entitled to vote and each fractional  dollar amount shall be entitled to a proportionate  fractional vote.  Without limiting the power of the Directors in any way to designate otherwise in accordance with the preceding sentence, the

Directors hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Directors. Shares may be voted in person or by proxy or in any manner provided for in the By-laws.  The By-laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone  other than the  officers or Directors is  submitted to a vote of the  Shareholders of any Fund or Class, or if there is a proxy contest or proxy  solicitation or proposal in opposition to any proposal by the officers or  Directors,  Shares  may be voted only in person or by  written  proxy.  Until

Shares of a Series are issued,  as to that Series the  Directors may exercise all rights of Shareholders and may take any action required or permitted to be taken

by  Shareholders  by  law,  this   Declaration  or  the  By-laws.   Meetings  of

Shareholders  shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-laws.

         Section 2. Quorum;  Required Vote.  One-third of the Outstanding Shares of each Fund or Class,  or one-third of the  Outstanding  Shares of the Focus Funds Series,

entitled to vote in person or by proxy shall be a quorum for the  transaction of business at a  Shareholders'  meeting with  respect to such Fund or Class,  or with  respect to the entire  Focus Funds Series,  respectively.  Any lesser  number  shall be sufficient for adjournments.  Any adjourned  session of a Shareholders'  meeting may be held within a  reasonable  time  without  further  notice.  Except when a larger vote is required by law, this  Declaration or the By-laws,  a majority of the Shares voting at a Shareholders'  meeting in person or by proxy shall decide any matters to be voted upon with respect to the entire Focus Funds Series and a plurality of such  Shares  shall  elect a  Director;  provided,  that if this  Declaration  or applicable  law  permits  or  requires  that  Shares  be voted on any  matter by individual  Funds or  Classes,  then a majority of the Shares of that Fund or

Class (or, if required by law, a majority of the Shares outstanding and entitled to vote of that Fund or Class) voting at a Shareholders'  meeting in person or by proxy on the matter shall decide that matter  insofar as that Fund or Class is concerned. Shareholders may act as to the Focus Funds Series or any Series or Class by the

written  consent  of a  majority  (or such other  amount as may be  required  by applicable  law) of the  Outstanding  Shares of the  Focus Funds Series or of such  Fund or

Class, as the case may be.

         Section  3.  Record  Dates.   For  the  purpose  of   determining   the

Shareholders of any Fund (or Class) who are entitled to receive payment of any dividend or of any other distribution,  the Directors may from time to time fix a date,  which shall be before the date for the  payment of such  dividend or such other  payment,  as the record date for  determining  the  Shareholders  of such Fund (or Class)  having the right to receive  such  dividend or  distribution.

Without fixing a record date, the Directors may for  distribution  purposes close the  register or transfer  books for one or more  Funds (or  Classes)  any time prior  to the  payment  of a  distribution.  Nothing  in this  Section  shall be construed as  precluding  the Directors from setting  different  record dates for different Funds (or Classes).

         Section 4.  Additional  Provisions.  The  By-laws  may  include further provisions for Shareholders' votes and meetings and related matters.

ARTICLE VIII

EXPENSES OF THE FOCUS FUNDS SERIES AND SERIES

         Section 1.  Payment  of  Expenses  by the Focus Funds Series.  Subject to Article V,

Section 4, the Focus Funds Series A or a particular Fund shall pay, or shall  reimburse  the Directors from the assets belonging to all Funds or the particular  Fund,  for their  expenses (or the  expenses of a Class of such Fund) and  disbursements,

including,  but not limited to,  interest  charges,  taxes,  brokerage  fees and commissions;  expenses of issue,  repurchase and  redemption of Shares;  certain insurance  premiums;  applicable  fees,  interest  charges and expenses of third parties,  including the Focus Funds Series's investment advisers,  managers,  administrators,

distributors, custodians, transfer agents and fund accountants; fees of pricing,

interest,  dividend, credit and other reporting services; costs of membership in  trade associations;  telecommunications  expenses;  funds transmission expenses;

auditing,  legal and  compliance  expenses;  costs of forming  the Focus Funds Series and its

Series and  maintaining  its  existence;  costs of  preparing  and  printing the prospectuses of the Focus Funds Series and each Series,  statements of additional information and  Shareholder  reports  and  delivering  them to  Shareholders;  expenses  of meetings of Shareholders and proxy solicitations therefor;  costs of maintaining books and accounts;  costs of  reproduction,  stationery and supplies;  fees and expenses of the Directors; compensation of the Focus Funds Series's officers and employees and costs of other personnel  performing services for the Focus Funds Series or any Series; costs of Director meetings; Commission registration fees and related expenses; state or foreign  securities laws registration  fees and related  expenses;  and for such non-recurring items as may arise,  including  litigation to which the Focus Funds Series or a

Series (or a Director or officer of the Focus Funds Series acting as such) is a party, and for all losses and  liabilities  by them incurred in  administering  the Focus Funds Series.  The

Directors shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense  allocable  to more than one Series,  on the assets of each such Series, prior to any rights or interests of the Shareholders  thereto,

for  the  reimbursement  to them of such  expenses,  disbursements,  losses  and liabilities.

         Section 2. Payment of Expenses by Shareholders. The Directors shall have the power, as frequently as they may determine,  to cause each  Shareholder,  or each  Shareholder  of any  particular  Series,  to pay  directly,  in advance or arrears, for charges of the Focus Funds Series's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Directors,  by setting off such charges due from such  Shareholder  from declared but unpaid  dividends owed such Shareholder  and/or by reducing the number of Shares in the account of such  Shareholder  by  that  number  of  full  and/or  fractional  Shares  which represents the outstanding amount of such charges due from such Shareholder.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 1.   Focus Funds Series Not a Partnership.  This Declaration creates a Focus Funds Series and not a partnership. No Director shall have any power to bind personally either the Focus Funds Series's officers or any Shareholder.

         Section 2. Director Action. The exercise by the Directors of their powers and  discretion  hereunder  in good  faith and with  reasonable  care  under the circumstances then prevailing shall be binding upon everyone interested. Subject to the  provisions of Article IV, the Directors shall not be liable for errors of judgment or mistakes of fact or law.

 Section 3. Record  Dates.  The Directors may fix in advance a date up to ninety (90) days before the date of any Shareholders'  meeting,  or the date for the  payment  of any  dividends  or  other  distributions,  or the  date for the allotment of rights,  or the date when any change or  conversion  or exchange of

Shares  shall go into  effect  as a record  date  for the  determination  of the

Shareholders  entitled  to  notice  of,  and to vote at,  any such  meeting,  or entitled  to  receive  payment of such  dividend  or other  distribution,  or to receive any such  allotment of rights,  or to exercise such rights in respect of any such change, conversion or exchange of Shares.

         Section 4. Termination of the Focus Funds Series.

                  (a) This Focus Funds Series shall have perpetual existence.  Subject to the vote of a majority of the Shares  outstanding  and  entitled to vote of the Focus Funds Series or of each Series to be affected, the Directors may

                        (i)  sell and  convey  all or  substantially  all of the

                  assets of all Series or any affected  Series to another Series or to another entity which is an open-end  investment  company as  defined  in the  1940  Act,  or is a series  thereof,  for adequate  consideration,  which may include the  assumption of all  outstanding  obligations,  taxes and  other  liabilities, ccrued or  contingent,  of the Focus Funds Series or any affected  Series, and which may include  shares of or  interests in such Series, entity, or series thereof; or

                       (ii) at any  time  sell and  convert  into  money  all or

                  substantially  all of the assets of all Series or any affected

                  Series.

         Upon  making  reasonable   provision  for  the  payment  of  all  known

         liabilities of all Series or any affected Series in either (i) or (ii),

         by such  assumption or otherwise,  the Directors  shall  distribute  the remaining  proceeds  or assets (as the case may be)  ratably  among the

         Shareholders of all Series or any affected Series; however, the payment to any  particular  Class of such Fund  may be  reduced by any fees,

         expenses or charges allocated to that Class.

                  (b) The  Directors  may take any of the  actions  specified  in subsection  (a)(i)  and  (ii)  above  without  obtaining  the vote of a majority of the Shares Outstanding and entitled to vote of the Focus Funds Series or

         any  Series  if  a  majority  of  the  Directors   determines  that  the

         continuation of the Focus Funds Series or Series is not in the best interests of the

         Focus Funds Series,  such Series,  or their  respective  Shareholders as a result of factors or events adversely  affecting the ability of the Focus Funds Series or such

         Series to conduct its business and operations in an economically viable  manner.  Such factors and events may include the inability of the Focus Funds Series or a Series to maintain its assets at an appropriate  size,  changes in laws or  regulations  governing  the Focus Funds Series or the  Series or  affecting assets of the type in which the Focus Funds Series or Series  invests,  or  economic developments  or  trends  having a  significant  adverse  impact on the business or operations of the Focus Funds Series or such Series.

                  (c)  Upon  completion  of the  distribution  of the  remaining proceeds or assets  pursuant to  subsection  (a), the Focus Funds Series or affected

         Series  shall  terminate  and the  Directors  and  the  Focus Funds Series  shall  be discharged of any and all further liabilities and duties hereunder with respect  thereto  and the  right,  title and  interest  of all  parties therein  shall be canceled  and  discharged.  Upon  termination  of the

         Focus Funds Series, following completion of winding up of its business, the Directors shall cause a certificate of cancellation of the Focus Funds Series's certificate of

         Focus Funds Series  to  be  filed  in  accordance   with  the  Nevada  Act,  which

         certificate of cancellation may be signed by any one Director.

         Section 5.

Reorganization.

                  (a)  Notwithstanding  anything  else  herein,  to  change  the

         Focus Funds Series's  form or  place  of  organization  the  Directors  may,  without

         Shareholder  approval  unless such  approval is required by  applicable law,  (i) cause the Focus Funds Series to merge or  consolidate  with or into one or more  entities,  if the  surviving or resulting  entity is the Focus Funds Series or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Focus Funds Series's registration under the 1940 Act,  (ii)  cause the  Shares to be  exchanged  under or pursuant  to any state or federal  statute to the extent  permitted  by law, or (iii) cause the Focus Funds Series to incorporate under the laws of Nevada

         or  any  other  U.S.   jurisdiction.   Any   agreement   of  merger  or

         consolidation  or  certificate of merger may be signed by a majority of

         Directors  and   facsimile   signatures   conveyed  by   electronic   or

         telecommunication means shall be valid.

                  (b)  Pursuant  to and in  accordance  with the  provisions  of

         Section  3815(f)  of the  Nevada  Act,  an  agreement  of  merger  or consolidation  approved by the Directors in accordance with this Section

         5 may effect any amendment to the Declaration or effect the adoption of a new Focus Funds Series instrument of the Focus Funds Series if it is the surviving or resulting Focus Funds Series in the merger or consolidation.

                  (c) The  Directors  may create one or more  business  Focus Funds Series to which all or any part of the assets, liabilities,  profits or losses of the Focus Funds Series or any Fund or Class  thereof  may be  transferred  and may  provide  for the  conversion  of Shares  in the Focus Funds Series A

         or any   Fund or Class thereof into beneficial interests in any such newly created

         Focus Series A or any funds or classes thereof.

         Section  6.  Declaration  of  Focus Funds Series.  The  original  or a copy  of this

Declaration  of Focus Funds Series  and of each  amendment  hereto  or  Declaration  of Focus Funds Series supplemental  shall be kept at the office of the Focus Funds Series where it may be inspected by any Shareholder. Anyone dealing with the Focus Funds Series may rely on a certificate by a

Director or an officer of the Focus Funds Series as to the  authenticity of the Declaration of

Focus Funds Series or any such  amendments or supplements and as to any matters in connection with the Focus Funds Series.  The  masculine  gender  herein  shall  include the feminine and neuter genders.  Headings  herein are for convenience  only and shall not affect the construction of this Declaration of Focus Funds Series.  This Declaration of Focus Funds Series may be

executed  in any  number  of  counterparts,  each of which  shall be  deemed  an original.

         Section 7.  Applicable  Law.  This  Declaration  and the Focus Funds Series  created hereunder  are  governed by and  construed  and  administered  according  to the Nevada  Act and  the  applicable  laws of the  State  of  Nevada;  provided,

however,  that there shall not be applicable to the Focus Funds Series,  the Directors or this

Declaration  of Focus Funds Series  (a) the  provisions  of  Section  3540 of Title 12 of the

Nevada  Code, or (b) any  provisions of the laws  (statutory or common) of the

State of Nevada  (other than the  Nevada  Act)  pertaining  to Focus Funds Series  which relate to or  regulate  (i) the filing  with any court or  governmental  body or agency of director  accounts  or  schedules  of director  fees and  charges,  (ii)

affirmative  requirements  to post  bonds  for  directors,  officers,  agents  or employees  of a  Focus Funds Series,  (iii)  the  necessity  for  obtaining  court  or  other governmental approval concerning the acquisition, holding or disposition of real or personal  property,  (iv) fees or other sums payable to  directors,  officers,

agents or employees of a Focus Funds Series,  (v) the allocation of receipts and expenditures to income or principal,  (vi)  restrictions  or limitations  on the  permissible nature, amount or concentration of Focus Funds Series investments or requirements relating to the titling,  storage or other manner of holding of Focus Funds Series  assets,  or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of directors,  which are inconsistent  with the limitations or liabilities or authorities and powers of the Directors set forth or referenced in this  Declaration.  The Focus Funds Series shall be of the type commonly called a Nevada business  Focus Funds Series,  and,  without  limiting the provisions  hereof,  the Focus Funds Series may exercise  all  powers  which  are  ordinarily  exercised  by such a Focus Funds Series  under Nevada law. The Focus Funds Series  specifically  reserves the right to exercise any of the powers or  privileges  afforded  to Focus Funds Series or actions  that may be engaged in by Focus Funds Series under the Nevada Act, and the absence of a specific reference herein to any such  power,  privilege  or action  shall  not imply  that the Focus Funds Series may not exercise such power or privilege or take such actions.

         Section 8. Amendments.  The Directors may, without any Shareholder vote,

amend or  otherwise  supplement  this  Declaration  by  making an  amendment,  a

Declaration  of Focus Funds Series  supplemental  hereto or an  amended  and  restated  Focus Funds Series instrument;  provided,  that  Shareholders  shall  have the right to vote on any amendment  (a) which would affect the voting rights of  Shareholders  granted in

Article  VII,  Section l, (b) to this  Section 8, (c) required to be approved by

Shareholders by law or by the Focus Funds Series's  registration  statement(s) filed with the

Commission,  and (d) submitted to them by the Directors in their discretion.  Any amendment  submitted to Shareholders  which the Directors  determine would affect the  Shareholders of any Series shall be authorized by vote of the  Shareholders of such  Series and no vote shall be required  of  Shareholders  of a Series not affected.  Notwithstanding  anything  else herein,  any  amendment to Article IV which would have the effect of reducing  the  indemnification  and other  rights provided thereby to Directors, officers, employees, and agents of the Focus Funds Series or to

Shareholders  or  former  Shareholders,  and any  repeal  or  amendment  of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Focus Funds Series entitled to vote thereon.

Section 9. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Nevada Act, a Shareholder may bring a derivative action on behalf of the Focus Funds Series only if the following conditions are met:

(a)

Shareholders eligible to bring such derivative action under the Nevada Act who hold at least 10% of the Outstanding Shares of the Fund or Class to which such action relates, shall join in the request for the Directors to commence such action; and

(b)

The Directors must be afforded a reasonable amount of time to consider such shareholder request to investigate the basis of such claim. The Directors shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Focus Funds Series for the expense of any such advisers in the event that the Directors determine not to bring such action.

Section 10. Fiscal Year. The fiscal year of the Focus Funds Series shall end on a specified date as set forth in the By-laws. The Directors may change the fiscal year of the Focus Funds Series without Shareholder approval.

Section 11. Severability. The provisions of this Declaration are severable. If the Directors determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted as part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceablity shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

/s/ Rajendra Prasad

Rajendra Prasad, as Director and not

Individually

200 West Sahara Avenue, Unit #810, Las Vegas, NV 89102.